Exhibit 21.01

LIST OF SUBSIDIARIES

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION
All Media Guide Holdings, Inc.	Delaware
All Media Guide, LLC	Delaware
Aptiv Digital, Inc.	Delaware
Canada Services, Inc.	Delaware
Continental Paper Company	Delaware
Deterrence Acquisition Ltd.	United Kingdom
DirectCom Networks, Inc.	Delaware
EuroMedia Group, Inc.	Delaware
Gemstar (B.V.I.) Limited	British Virgin Islands
Gemstar Development Corporation	California
Gemstar Development Limited	United Kingdom
Gemstar Multimedia Ltd.	Japan
Rovi Hong Kong Ltd. (formerly Gemstar Technology Development Limited)	Hong Kong
Gemstar-TV Guide Interactive, LLC	Delaware
Gemstar-TV Guide Marketing LLC	Delaware
G-TV Guide, LLC	California
GuideWorks, LLC (49%)	Delaware
Index Systems Inc.	British Virgin Islands
Index Systems (Canada) Inc.	Canada
Interactive Program Guide, Inc. (46.25% owned)	Japan
IPG Development Ventures, LLC	Delaware
Macrovision International Holdings Limited Partnership	Cayman Islands
Macrovision International Holdings LLC	Delaware
Macrovision International Licensing SARL	Switzerland
Macrovision Japan YK	Japan
Macrovision Licensing & Holdings B.V.	Netherlands
Macrovision Limited (formerly InstallShield Software Limited)	United Kingdom
Macrovision Service LLC	Delaware
Mediabolic, Inc.	Delaware
Moodlogic, Inc.	Delaware
Moodlogic Ltd.	Switzerland

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION
Norpak Corporation (93.5% owned)	Canada
PDT Holdings, Inc.	California
Rovi Corporation (formerly Macrovision Solutions Corporation)	Delaware
Rovi Data Solutions, Inc. (formerly TV Guide Data Solutions, Inc.)	Delaware
Rovi Europe Limited (formerly Macrovision UK Limited)	United Kingdom
Rovi Guides, Inc. (formerly Gemstar-TV Guide International, Inc.)	Delaware
Rovi International Solutions SARL (formerly Macrovision International Solutions SARL	Luxembourg
Rovi KK (formerly Macrovision Japan KK)	Japan
Rovi Korea Co. Ltd. (formerly Macrovision Korea Co., Ltd.)	Korea
Rovi Solutions Corporation (formerly Macrovision Corporation)	Delaware
Rovi Solutions Limited (formerly Macrovision Europe Limited)	United Kingdom
Rovi Taiwan Ltd. (formerly Macrovision Taiwan Ltd.)	Taiwan
Rovi Technologies Corporation	Delaware
StarSight Telecast, Inc.	California
TV Guide Affiliate Sales & Marketing, Inc.	Delaware
TV Guide Direct, Inc.	Delaware
TV Guide Distribution, Inc.	Delaware
TV Guide Europe SARL	Luxembourg
TV Guide Interactive Group, Inc.	Delaware
TV Guide Interactive, Inc.	Delaware
TV Guide International IPG, Inc.	Delaware
TV Guide International, Inc.	Delaware
TV Guide Media Sales, Inc.	Delaware
TV Guide Media Services, Inc.	Delaware
TV Guide Mobile Entertainment, Inc.	Delaware
TV Guide Online, Inc.	Delaware
TV Guide Online, LLC	Delaware
TV Guide On Screen, Inc.	Delaware
TV Guide Vision Group, Inc.	Delaware

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION
TV Guide, Inc.	Delaware
TVGI Canada Services Company	Canada (Nova Scotia)
TVG-PMC, Inc.	Delaware
TVSM Publishing, Inc.	Delaware
TVSM, Inc.	Delaware
United Video Properties, Inc.	Delaware
United Video, LLC	Delaware
UV Corp.	Delaware
UV Holdings, Inc.	Delaware
UV Ventures, Inc.	Delaware

All subsidiaries are 100% owned unless otherwise noted.